Exhibit 99.1

Investor Contact: Larry P. Kromidas
(618) 258-3206
Email: lpkromidas@olin.com

Media Contact: Elaine Patterson
(423) 954-2721
Email: ekpatterson@olin.com
 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin Lifts Force Majeure for Product Shipments from Henderson, Nevada,
Santa Fe Springs, California and Tracy, California Facilities

CLAYTON, MO, March 2, 2009 – Olin Corporation (NYSE: OLN) announced today that it is lifting the force majeure declared on December 31, 2008 for product shipments from its Henderson, Nevada, Santa Fe Springs, California and Tracy, California facilities.  Olin expects to resume normal deliveries of chlorine, caustic soda, hydrochloric acid, hydrogen and bleach from those facilities immediately.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management's beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about our operations and  the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties, including future demand for chlorine and caustic soda, and the timing of resolution of various issues with our facilities.

We have used the words "anticipate," "expect," and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

You should consider these forward-looking statements in light of risk factors discussed above and those in our annual report on Form 10-K for the year ended December 31, 2008, and subsequent periodic filings made with the Securities and Exchange Commission.  In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

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